UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 20, 2006

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 20, 2006, Carrizo Oil & Gas, Inc., a Texas corporation (the “Company” or “we”), entered into an amendment, effective as of December 19, 2006, to our Second Lien Credit Agreement with Credit Suisse, as Administrative Agent and Collateral Agent (the “Agent”), the guarantors party thereto and the lenders party thereto (the “Second Lien Credit Facility”). The amendment increases the principal amount available for borrowings under the Second Lien Credit Facility from $150 million to $225 million. The amendment also includes the following, without limitation: (1) a reduction in the interest rate on each Eurodollar Loan such that it is the adjusted LIBO Rate plus a margin of 4.75%; (2) a reduction in the interest rate on each Base Rate Loan such that it is (i) the greater of the Agent’s Prime Rate and the Federal Funds Effective Rate plus 0.5%, plus (ii) a margin of 3.75%; (3) an adjustment to the minimum quarterly interest coverage ratio such that it is 2.75 to 1.0 through and including December 31, 2007 and 3.0 to 1.0 thereafter; (4) an adjustment to the minimum quarterly proved reserve coverage ratio such that it is 1.5 to 1.0 through December 31, 2007 and 2.0 to 1.0 thereafter; and (5) a maximum total net recourse debt to EBITDA ratio of not more than 3.75 to 1.0 through December 31, 2007 and 3.25 to 1.0 thereafter.

Funding of additional borrowings under the amendment to the Second Lien Credit Facility is subject to customary closing conditions. The Company expects borrowings to take place on January 3, 2007, with net proceeds after payment of fees of approximately $72 million. The proceeds from additional borrowings under the amendment to the Second Lien Credit Facility are expected to be used to repay outstanding indebtedness under our First Lien Facility, pay associated transaction costs, to partially fund our ongoing capital expenditures program and for other general corporate purposes.

On December 20, 2006, in connection with the execution of the amendment to our Second Lien Credit Facility, we entered into an amendment effective as of December 19, 2006 to our first lien credit facility with JPMorgan Chase Bank, N.A., as Administrative Agent, the guarantors and the lenders party thereto (the “First Lien Credit Facility”). Such amendment includes, without limitation: (1) a revised borrowing base availability of $54.3 million (after the borrowings under the amendment to the Second Lien Credit Facility are made); (2) an adjustment to the maximum total net recourse debt to EBITDA ratio, such that the maximum is 3.75 to 1.0 through December 31, 2007 and 3.25 to 1.0 thereafter; and (3) the revision of other provisions and the addition of a consent which permit the additional indebtedness incurred and the liens granted under the amendment to the Second Lien Credit Facility described above.

The foregoing descriptions of the amendment to the Second Lien Credit Facility and the amendment to the First Lien Credit Facility are not complete and are qualified by reference to the complete documents which are attached hereto as exhibits and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

On December 20, 2006, we entered into an amendment effective as of December 19, 2006 to each of our Second Lien Credit Facility and our First Lien Credit Facility which increased the principal amount available for borrowings under the Second Lien Credit Facility by

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 $75 million and will revise the borrowing base under the First Lien Credit Facility to $54.3 million after the funding of the $75.0 million, as described above. The discussion under Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 21, 2006, we issued a press release regarding the execution of the amendments to our First Lien Credit Facility and our Second Lien Credit Facility, which is furnished as Exhibit 99.1 to this report.

None of the information furnished in Item 7.01 and the accompanying exhibit 99.1 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Certain statements in this report, including but not limited to statements regarding funding under the Second Lien Credit Facility, benefits and effects of the amendments to the credit agreements, our capital expenditures program and the use of proceeds from the Second Lien Credit Facility and other statements that are not historical facts, are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward looking statements include a determination as to the amount of borrowings to be made under the amendment to the Second Lien Credit Facility, satisfaction of conditions to funding borrowings under the amendment to the Second Lien Credit Facility, our results of operations, general market conditions and other risks described in our Form 10-K/A for the year ended December 31, 2005 and our other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Amendment No. 1 effective as of December 19, 2006 to Second Lien Agreement among Carrizo Oil & Gas, Inc., CCBM, Inc., CLLR, Inc., the Lenders named therein and Credit Suisse, as collateral agent and administrative agent.

10.2

First Amendment to Credit Agreement, Consent and Waiver effective as of December 19, 2006 to the Credit Agreement among Carrizo Oil & Gas, Inc., the Guarantors party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

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99.1	Press Release issued by Carrizo Oil & Gas, Inc. dated December 21, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:  /s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President and Chief Financial Officer

Date:  December 22, 2006

INDEX OF EXHIBITS

Exhibit Number	Description
10.1

Amendment to Second Lien Agreement effective as of December 19, 2006 among Carrizo Oil & Gas, Inc., CCBM, Inc., the Lenders named therein and Credit Suisse, as collateral agent and administrative agent.

10.2

First Amendment to Credit Agreement, Consent and Waiver effective as of December 19, 2006 to the Credit Agreement among Carrizo Oil & Gas, Inc., the guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release issued by Carrizo Oil & Gas, Inc. dated December 21, 2006.